EXHIBIT NO. 10.46


                            ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT ("Agreement") dated as of September 1, 1999 among G B LABELS, INC., a Delaware corporation with its principal office and place of business in Burlington, North Carolina (the "Seller") and JIT MANUFACTURING, INC., a North Carolina corporation, with its principal office and place of business in Greensboro, North Carolina (the "Buyer").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Seller is engaged in the business of manufacturing pressure sensitive flexo-printed labels (the "Business"); and

         WHEREAS, Seller desires to sell and Buyer desires to purchase the assets utilized in the operation of the Business, including but not limited to, certain machinery, equipment, inventory, and other tangible and intangible assets of Seller, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 Acquired Assets. Subject to the terms and conditions of this Agreement, at Closing (as defined herein) and effective at 12:01 a.m. on August 30, 1999 ("Effective Date"), Seller hereby agrees to sell, assign, convey and deliver to Buyer, or cause to be sold, assigned, transferred, conveyed and delivered to Buyer, and Buyer agrees to purchase and accept from Seller all of Seller's right, title and interest in any of the following assets as are owned by Seller on the Effective Date, whether or not carried or reflected on the books and records of Seller (collectively the "Acquired Assets"):

         (a) All of the manufacturing and operating assets associated with or benefiting the Business including, without limitation, all trucks, automobiles, trailers, rolling stock, machinery, equipment, printing cylinders, cutting dies, computers, tooling, accessories, dies, patterns, working and design drawings, materials handling and support equipment, supplies, tools, replacement and spare parts together with all related operation or repair manuals and applicable warranties of each manufacturer of such items;

         (b) All inventory including, without limitation, finished goods ("Finished Goods"), work-in-process ("Work-in-Process"), raw materials ("Raw Materials"), replacement

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

                  and spare parts, new and used tool inventory, packaging materials and operating supplies (collectively the "Inventory");


         (c) All accounts receivable of Seller (collectively "Accounts Receivable");

         (d) All records related to Seller's customers, suppliers and products, as well as other information owned by Seller which will enable Buyer to continue the operations of the Business as they are currently being conducted;

         (e) All permits, licenses and approvals and authorizations by governmental authorities held by Seller at the Effective Date which are transferable by Seller;

         (f) Subject to any approval requirements, supplier, customer and other contracts designated by Seller and related to the operation of Seller's Business;

         (g) All Seller's rights in, to and under all domestic and foreign patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, the name "G B Labels, Inc.", trademarks, copyrights, unpatented inventions, service marks, trademark and service mark registrations and applications, all trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how), manufacturing, engineering and other drawings, formulae, process and material specifications, product/process test specifications and test methods, technology, technical information, engineering data, design and engineering specifications, if any (the "Intellectual Property");

         (h) All promotional literature, customer and supplier lists (including, without limitation, all lists of customers of the Business maintained by Seller) and similar written data;

         (i) All current customer and work-in-process records, correspondence and other files and records of Seller, manufacturing and quality control and product development records, and any financial information and other files and records of Seller pertaining solely to the Business, wherever located on the Effective Date;

         (j) Such rights as Seller has to use its present telephone and facsimile transmission numbers and its post office box, from and after the Effective Date;

         (k) All other tangible or intangible assets used directly or indirectly in the operation of the Business or benefiting the Business, including, but not limited to goodwill, not otherwise described in this Section 1.1 except for the excluded assets described in Section 1.2 below.

The Acquired Assets shall also include all of Seller's right, title and interest in the items described on Schedule 1.1(l) which have been leased to Seller (the "Leased Assets"), and Buyer shall assume


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all of Seller's obligations pursuant to the leases of the Leased Assets as of the Effective Date. Each of the parties shall use its best efforts to cause each lease governing a Leased Asset to be assigned to Buyer as of the Effective Date, or as soon as practicable thereafter.

The sale and transfer of the Acquired Assets shall be made free and clear of all liabilities, obligations, security interests, liens and encumbrances, except those specifically assumed by Buyer described in Section 1.3 below.

         1.2 Excluded Assets. Buyer shall not acquire the following assets of Seller:

         (a) Seller's land and building (including fixtures associated therewith) located on South River Drive, Burlington, North Carolina from which Seller currently operates its Business (the "Property");

         (b) Cash and cash equivalents, prepaid expenses, securities and bank deposits;

         (c)      Tax refunds and tax benefits; and

         (d) Corporate seals, minute books, stock books, tax returns, financial and tax records to the extent not expressly acquired by Buyer, and any other records related to the corporate organization of Seller.

         1.3 Assumed Obligations. At Closing Buyer shall assume Seller's liability for the following (the "Assumed Obligations"):

         (a) All trade accounts payable of Seller existing and identified on the Effective Date as identified in the Assumption Agreement, which have arisen in the ordinary course of business ("Trade Accounts Payable");

         (b)      The contracts listed on Schedule 1.3-(b); and

         (c)      The leases of the Leased Assets listed on Schedule 1.1(l).

The Assumed Obligations will be transferred to Buyer at Closing pursuant to an assumption agreement in the form of Exhibit 1.3 attached hereto (the Assumption Agreement"). Except as provided above or as otherwise expressly provided in this Agreement or in any other agreement executed and delivered by Buyer incident to the consummation of the transactions contemplated hereby, Buyer does not assume and shall not be bound by any obligations or liabilities of Seller of any kind or nature, known or unknown, contingent or otherwise which liabilities shall remain the obligation of Seller.

                                   ARTICLE II
                           PURCHASE PRICE AND PAYMENT


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         2.1 Purchase Price. The parties have agreed that the purchase price for the machinery, equipment and other tangible and intangible assets of Seller other than Accounts Receivable, Finished Goods, Raw Materials and
Work-in-Process shall be $625,000.00. The purchase price for such other assets shall be calculated as follows:

         (a) Accounts Receivable. The purchase price of the Accounts Receivable shall equal their face amount, as set forth in Seller's books and records, as maintained in accordance with Seller's regular business practices. Seller shall guarantee the collection of all Accounts Receivable to Buyer. To the extent an Account Receivable acquired hereunder remains uncollected ninety (90) days after Closing, Buyer shall assign the uncollected Account Receivable to Seller and shall deliver to Seller all of the records relating to the generation of such Account Receivable and Buyer's efforts to collect it; Seller shall pay Buyer the face amount thereof from the escrowed funds described below, and to the extent no funds remain in escrow Seller shall pay Buyer the balance thereof within five (5) days after receiving notice that the escrowed funds have been depleted.

         (b) Finished Goods. The purchase price of Finished Goods shall equal 85% of Seller's most recent selling price for such items.

         (c) Raw Materials and Work-in-Process. The purchase price of Raw Materials and Work-in-Process shall equal Seller's verifiable cost in such items.

Buyer and Seller agree to use their respective best efforts to review and reach agreement upon the purchase price calculations for the various assets described above in a four (4) day period prior to Closing. To the extent there is a disagreement on the calculation of purchase price which cannot be resolved prior to closing, neither party shall be obligated to close but the Closing may be extended by mutual agreement of the parties.

         2.2 Payment of Purchase Price. Upon calculation of the purchase price for the Acquired Assets by the parties immediately prior to Closing, the purchase price shall be paid by Buyer to Seller as follows:

         (a) Buyer will pay $50,000.00 into an interest bearing trust account to be held and disbursed by an escrow agent pursuant to the escrow agreement in the form of Exhibit 2.2(a) (the "Escrow Agreement");

         (b) Buyer will assume the trade accounts payable of Seller as of the effective date;

         (c) Buyer will pay Seller the balance of the purchase price in cash at Closing;

         (d) Personal property taxes for the current year will be appropriately allocated at Closing between Buyer and Seller, with the portion allocated to Buyer to be added to the amount due from Buyer to Seller at Closing, and Seller will pay the full 1999

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                  personal property taxes on the Acquired Assets to the
                  appropriate taxing authorities when such taxes are due.

A closing statement reflecting the calculation and payment of the purchase price will be executed at Closing.

         2.3 Allocation of Purchase Price. Buyer and Seller agree to cooperate in the allocation of the Purchase Price incident to the applicable provisions of the Internal Revenue Code and to file Form 8594 as required thereby. The value of the Accounts Receivable and Inventory will be allocated based upon the method set forth herein. A value of $625,000.00 shall be allocated to machinery, equipment and all tangible and intangible assets other than Accounts Receivable, Work-in-Process, Finished Goods and Raw Materials inventory which shall be valued as provided in Section 2.2 above.


                                   ARTICLE III
                                     CLOSING

         3.1 Closing. The Closing of the sale and purchase of the Assets shall take place as soon as possible, but no later than 10:00 a.m. Eastern Daylight Savings Time on September 1, 1999 at the offices of Tuggle Duggins & Meschan, P.A., 228 West Market Street, Greensboro, North Carolina 27401 or on such other date as may be mutually agreed upon in writing by Buyer and Seller. The transactions described herein shall all be effective as of the Effective Date, except that all income and expenses of the business incurred after 12:01 a.m. on August 30, 1999 shall be for the benefit or responsibility of the Buyer, as further set forth in Section 6.18 below.

         3.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained:

         (a) Seller shall deliver to Buyer such bills of sale with covenants of warranty, assignments, endorsements or other good and sufficient instruments and documents of conveyance and transfer, in form and substance satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer and assign to and vest in Buyer all of Seller's right, title and interest in and to the Acquired Assets and Business, including without limitation:

                  (i) good and valid title in and to all the Acquired Assets owned by Seller;

                  (ii)     all vehicle titles;

                  (iii) good and valid leasehold interest in and to the personal property leased by Seller as lessee and acquired hereunder;

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                  (iv)     to the extent assumed by Buyer, all of Seller's
                           rights under all agreements, contracts, commitments, leases, plans, bids, quotations, proposals, instruments and other documents to which a Seller is a party or by which it has rights at the Effective Date;

                  (v) a mutually satisfactory, and executed, lease for the Property (the "Burlington Lease");

                  (vi)     A non-competition agreement executed by Seller;

                  (vii) A non-competition agreement executed by Gibraltar Packaging Group, Inc. ("Gibraltar");

                  (viii)   A Guaranty Agreement executed by Gibraltar.

                  Simultaneously with such delivery, all such steps will be taken as may be required to place Buyer in actual possession and control of the Acquired Assets;

         (b) Buyer shall deliver to the Escrow Agent Fifty Thousand Dollars ($50,000.00) in cash or certified funds as required under the Escrow Agreement;

         (c) Buyer shall deliver the balance of the Final Purchase Price to Seller in cash or certified funds; and

         (d) At or prior to Closing, the parties shall deliver to each other the agreements, opinions, certificates and other documents and instruments referred to in Articles VII and VIII hereof.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         4. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

         4.1 Due Incorporation and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to transact business in North Carolina and Delaware which are the only states in which qualification is necessary for Seller to conduct its Business as such is presently being conducted. Seller has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the Business as presently conducted. Gibraltar owns all of the issued and outstanding capital stock of Seller and there exists no options, warrants or rights to such stock vested in any third party. North Carolina is the only state in which Seller is required to file state income tax or sales tax returns and is the only state where Seller is required to qualify to do business.

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         4.2 Validity of Agreement. Seller has full legal right and all requisite power, legal capacity and authority to enter into this Agreement, and any other agreement contemplated hereunder, and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Seller and is a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all requisite corporate action.

         4.3      Intentionally Omitted.
                  ----------------------

         4.4 No Approvals or Notices Required; No Conflict with Other Instruments. Except as described in Schedule 4.4 hereto, the execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any law applicable to Seller, and will not require any consent, approval or notice under and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in acceleration of the performance of the obligations of Seller under, or result in the creation of a lien, charge or encumbrance upon any of the properties or assets of Seller pursuant to Seller's charter or bylaws or any mortgage, deed of trust, indenture, lease, contract, instrument or other agreement, or any order, judgment or decree, to which Seller is a party or by which it or any of its assets or properties are bound. The consents, approvals, filings or notices listed on Schedule 4.4 are referred to herein as the "Required Consents."

         4.5 Financial Statements. The audited financial statement of Seller as of the end of its 1996, 1997 and 1998 fiscal years, copies of which have been previously delivered to Buyer, in each case prepared by Seller's accountants, fairly present the financial position of Seller as at such dates and the results of operations of Seller for such periods, in each case in accordance with GAAP consistently applied for the periods covered thereby, but recognizing that Seller is part of a consolidated group of affiliated companies and that such statements were part of the consolidated audited financial statements for such companies (the foregoing financial statements are collectively referred to as the "Audited Financial Statements"). The financial statements dated July 31, 1999 (the "Balance Sheet Date"), prepared by Seller and reviewed by Seller's accountants, were previously delivered to Buyer, are attached hereto as Schedule
4.5 (the "July, 1999 Financial Statements"), and fairly present the financial position of Seller as at such date and the results of operations of Seller for such period, in accordance with GAAP applied on a basis consistent with that of the Audited Financial Statements; subject, however, to changes resulting from normal year-end audit adjustments that will not in the aggregate be material.

         4.6 No Undisclosed Liabilities. Except as and to the extent disclosed in the Audited Financial Statements or the July, 1999 Financial Statements, Seller has no liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, of a kind required to be disclosed on a balance sheet prepared in accordance with GAAP.

         4.7 No Material Adverse Change. Since the Balance Sheet Date, there has been no material adverse change in the assets, liabilities, properties, business, prospects, results of operations

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or financial condition of Seller, nor has there been any material damage, destruction or loss since the date of a certain appraisal of personal property prepared by AccuVal and dated June 22, 1998 (the "Appraisal Date") to any of the properties or assets of Seller, whether or not covered by insurance.

         4.8 Tax Matters. Buyer shall have no liability for any federal, state or local tax of any type due and payable by Seller.

         4.9 Ownership and Adequacy of Acquired Assets. Seller has good and marketable title to the Acquired Assets, free and clear of all mortgages, deeds of trust, claims, liens, security interests and other encumbrances, except (i) as specifically set forth in Schedule 4.9 hereto and (ii) liens for personal property taxes not yet due and payable.

         4.10 Acquired Assets. Seller has delivered to Buyer a list of all Acquired Assets owned by Seller as of the Appraisal Date (such list of Acquired Assets being set forth in Schedule 4.10(a) hereto), together with such additions thereto and deletions therefrom as shall have occurred in the ordinary course of business prior to the Effective Date, which list is correct and complete in all material respects. Seller has also delivered to Buyer a list of all leased personal property ("Leased Personal Property") utilized by Seller as of the Effective Date which leases are listed in Schedule 4.10(b). The operation and maintenance of the Acquired Assets and Leased Personal Property in the ordinary course of Seller's business does not violate any restrictive covenant or any federal, state or local law, ordinance, code, rule or regulation including, but not limited to, infringement of any patent or proprietary intellectual property of any other party. During the past three (3) years, there has not been any significant interruption in the operations of Seller due to a failure of any such property to operate or to operate properly.

         4.11 Inventory. All Inventory is useable in the ordinary course of business and is not defective. Seller is not aware of any adverse conditions affecting the supply of materials available to Seller and consummation of the transactions provided for herein will not adversely affect such supply.

         4.12 Patents, Trademarks, Etc. Other than Seller's corporate name, Seller does not own any patents, trademarks, copyrights, service marks, or trade names, and none of the foregoing is necessary in order to operate the Seller's business as presently conducted. Seller has the right to use its corporate name, free and clear of any claims or rights of others. Any software utilized by Seller is validly licensed for use by the Seller.

         4.13 Actions and Proceedings. Except as set forth on Schedule 4.13, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against Seller and there are no actions, suits, investigations, claims or proceedings, including arbitration proceedings, whether or not the defense thereof or liabilities in respect thereof are covered by insurance, pending, threatened against or involving Seller or any of its properties or assets, and, there is no reasonable basis for any such action or proceeding. All notices required to have been given to any insurance company which insures against any action, suit, investigation, claim or proceeding set forth on Schedule 4.13 have been timely and duly given. Except as set forth on


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Schedule 4.13, there have been no claims of any type against Seller which have been settled, adjudicated or other otherwise disposed of within the two (2) years prior to the date of this Agreement, including but not limited to, employee claims, product claims, or patent, trademark, copyright, service mark infringement claims, against or involving of Seller or any product manufactured, marketed or distributed by Seller.

         4.14 Contracts and Other Agreements. Schedule 4.14 sets forth a correct and complete list and brief description of the following agreements (including any renewal or escalation terms) concerning the Business of Seller, or the Acquired Assets being acquired by Buyer pursuant to this Agreement, and specifically identifies those agreements which are not terminable by Seller without penalty upon thirty (30) days or less notice:

          (i) All purchase orders (whether between Seller and its suppliers or Seller and its customers) which require future payments, performance of services or delivery of goods and/or materials to or on behalf of the Business;

         (ii) All mortgages, deeds of trust, indentures, agreements, contracts, arrangements, commitments, instruments, understandings or obligations, oral and written, to which Seller is a party and to which any of the Acquired Assets are subject and which are to be performed by any party in whole or in part on or after the date hereof;

         (iii)    Intentionally Omitted.
                  ----------------------

         (iv)     Intentionally Omitted.
                  ----------------------

         (v)      Intentionally Omitted.
                  ----------------------

         (vi) All contracts and other agreements with any person to sell, distribute or otherwise market any products manufactured or distributed by Seller;

         (vii) All contracts and other agreements with any person for the manufacture of any products sold or distributed by Seller;

         (viii) Any contract or other agreement containing covenants or agreements of Seller not to compete in any line of business or with any person in any geographical area or covenants or agreements of any other person not to compete with Seller in any line of business or in any geographical area;

         (ix)     All leases for Leased Personal Property;

         (x) All relationships wherein Seller is holding a deposit for a third party or such Seller has deposited funds with a third party; and

         (xi)     Intentionally Omitted. .
                  ----------------------

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There have been made available to Buyer true and complete copies of all contracts and other agreements set forth on Schedule 4.14. All of such contracts and other agreements are valid and binding upon Seller, and neither Seller nor any other party, is in default thereunder in any material respect. Schedule 4.14 also lists all contracts and other agreements currently in negotiation or proposed by Seller of a type which if entered into by Seller would be required to be listed on Schedule 4.14. Seller has made available to Buyer true and correct drafts or summaries of all such contracts and other agreements in negotiation or proposed and true and complete copies of all documents in the custody or control of Seller relating thereto. Except as set forth in Schedule 4.14, none of the rights of Seller under any of the contracts and agreements set forth on Schedule 4.14 will be adversely affected by consummation of the transactions provided for in this Agreement and all rights of Seller are assignable to Buyer at Closing without penalty.

         4.15 Compliance with Laws. Except as set forth on Schedule 4.15 hereto, to the best of Seller's knowledge, Seller is in compliance in all material respects with all applicable federal, state, local and foreign laws, ordinances, regulations, orders, judgments and decrees, including, without limitation, all Environmental Laws (as defined below), and all federal, state and local labor and employment laws, and Seller has not received notice nor is aware that violation of any such law, ordinance, regulation, order, judgment or decree is being alleged. To the best of Seller's knowledge, there are no proposed laws, ordinances or regulations that, if enacted, would materially and adversely affect the business of Seller.

         4.16     Environmental Compliance.

         4.16.1

         (a) As used in this Agreement, "Environmental Laws" shall mean any and all federal, state and local laws, regulations, ordinances, administrative rules, orders, decrees, decisions and the like, and all other requirements under law relating to pollution or protection of the environment, including, without limitation, laws, regulations and requirements relating to the ownership, possession, storage and/or control of the Facilities (as defined below) and to emissions, discharges, releases or threatened releases of storm water, pollutants, contaminants, toxic or hazardous chemicals, materials, or substances, or solid or hazardous wastes into the environment (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, toxic or hazardous substances, or solid or hazardous wastes. The Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any comparable applicable state law. To the best of Seller's knowledge, Seller is in possession of all records and documents required to be retained under applicable laws and all rules and regulations thereunder.

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         (b)      As used herein, the term "Hazardous Materials" means any
                  pollutant, chemical, substance, material or waste which is or becomes regulated as hazardous, toxic or unsafe under any federal, state or local law or regulation, including, without limitation:

                  (i) designated as a hazardous material pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 5102;

                  (ii) listed as a "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601-9674);

                  (iii) designated a "hazardous substance" pursuant to ss.ss. 307 and 311 of the Federal Water Pollution Control Act as amended (33 U.S.C. ss.ss. 1251-1387);

                  (iv) listed as a "hazardous air pollutant" pursuant to ss. 7412 of the Clean Air Act (42U.S.C.ss.ss.7401-7671);

                  (v) defined as a "hazardous waste" pursuant to ss. 1004 of the Resource Conservation Recovery Act (42 U.S.C. ss.ss. 6901-6992k);

                  (vi) regulated under the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901-6992);

                  (vii) subject to rules promulgated under the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601-2671), including, but not limited to, PCBs and asbestos-containing materials; and

                  (viii) any amendments now existing or hereinafter enacted to the above-described statutes, rules and regulations.

         (c) As used in this Agreement, the term "Environmental Condition" means any set of circumstances (physical, chemical or otherwise) in, on, under or affecting the Facilities that: (i) constitutes the presence of Hazardous Materials; or (ii) otherwise constitutes a threat to or endangerment to the environment.

         (d) As used in this Agreement, the term "Facilities" means the real property and all buildings, improvements and appurtenances owned by Seller at South Riverview Drive, Burlington, North Carolina.

         4.16.2 Seller has made Buyer aware of certain environmental conditions which exist at the Facilities, and of existing claims related thereto (the "Litigation"). At the present time
                  (a) there are no Hazardous Materials (including, without limitation, oil and petroleum products) which are currently being used at the Facilities in a manner which does not comply with the Environmental Laws; and (b) Seller is presently

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

                  conducting its activities at the Facilities in compliance with any and all Environmental Laws and in a manner designed to manage, store, treat, transport and dispose of any Hazardous Material and the constituents thereof, on and off-site, in compliance with any and all Environmental Laws.

         4.16.3   Intentionally Omitted.
                  ----------------------

         4.16.4   Intentionally Omitted.
                  ----------------------

         4.16.5   Intentionally Omitted.
                  ----------------------

         4.16.7 Seller has not used the Facilities for a landfill or solid waste disposal site.

         4.16.8   Intentionally Omitted.
                  ----------------------

         4.16.9   Intentionally Omitted.
                  ----------------------

         4.16.10 There are no transformers, capacitors, or other appliances or equipment, in use upon or at or stored upon or at the Facilities, which contain PCBs.

         4.16.11 There are no asbestos-containing materials in use at, or stored at, the Facilities.

         4.16.12 No lead paint or similar material is used at, or stored at, the Facilities.

         4.16.13 Seller agrees to indemnify and hold Buyer harmless from any claims or causes of action related to the Litigation or to the violation of any other Environmental Laws by the Seller prior to closing.

         4.16.14  Intentionally Omitted.
                  ----------------------

         4.16.15  Intentionally Omitted.
                  ----------------------

         4.16.16  Intentionally Omitted.
                  ----------------------

         4.17 Governmental Licenses, Permits and Related Approvals. Seller has obtained and presently maintains all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities (collectively, the "Permits") that are required to enable Seller to own, occupy, operate the Facilities and to conduct the Business as presently conducted, including without limitation all Permits required under the Environmental Laws. All such permits are valid and in full force and effect and freely transferable by Seller, and upon the Closing, Buyer will have all right, title and interest as the holder thereof. No proceeding is pending or threatened to limit, suspend or revoke any Permit, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in the revocation, suspension or limitation of any Permit. To the best of Seller's knowledge, there are no limitations on the continued and future use, occupation, operations or expansion of the Business at its present Facilities.

         4.18 Labor Matters. There are no controversies pending or threatened between Seller and any of its employees or former employees, job applicants or any association or group of such persons and such Seller has not taken or failed to take any action which would provide a reasonable basis for such a controversy. Seller has complied with all laws applicable to it relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security, Medicare, unemployment compensation and similar taxes. During the five (5) year period preceding the date of this Agreement, there has not been any union activity involving persons employed by Seller.

         4.19 Customer and Suppliers. Schedule 4.19 lists, by dollar volume paid for the prior twelve (12) months ended on June 30, 1999, (i) the ten largest customers of Seller, (ii) the ten largest suppliers of Seller, and (iii) any other supplier which is Seller's sole supplier of a product of which Seller purchased in excess of $5,000 of such product during such twelve (12)-month period and (iv) any contracts with suppliers that cannot be terminated without penalty on thirty (30) days notice. To the best of Seller's knowledge, no entity or person listed on Schedule 4.19 (A) intends or within the last twelve (12) months has threatened to cancel or otherwise terminate the relationship of such person with Seller, or (B) intends to modify materially its relationship with Seller or to decrease materially or limit materially services, supplies or materials to Seller or its usage or purchase of the products or services of a Seller, as the case may be. To the best of Seller's knowledge, there are no material customer disputes or dissatisfaction related to Seller's Business.

         4.20 Employee Benefit Plans. Seller shall indemnify Buyer for any claim or causes of action made under ERISA (including but not limited to COBRA) related to any employee benefit plans maintained by Seller whether such claims arise before or the Effective Date.

         4.21 Insurance. During each of the past five (5) fiscal years, Seller has been insured with respect to occurrences normally insured against in amounts normally carried by companies similarly situated and in the same business as Seller and there are no outstanding material unpaid claims under any such policy or binder.

         4.22 Operations of Seller. Since the Balance Sheet Date Seller has not:

         (a) incurred any material obligation or liability (contingent or otherwise) except (i) normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, individually or in the aggregate, have an adverse effect on Seller's Business, prospects, financial condition or results of operations, and (ii) obligations under contracts and agreements described in this Agreement or the Schedules hereto, the performance of which will not, individually or in the aggregate, have an adverse effect on Seller's Business, prospects, financial condition or results of operations;

         (b)      incurred any indebtedness for borrowed money;

         (c) sold, assigned, transferred, leased or otherwise disposed of or agreed to sell, assign, transfer, lease or otherwise dispose of, any of its properties or assets, except for a fair consideration in the ordinary course of business;

         (d) acquired or leased any material assets or property, except for the purchase of inventory in the ordinary course of business;

         (e) paid any bonus or similar payment or made or granted any general wage or salary increase (whether effective before or after Closing) or entered into any employment contract, or adopted any increase in any bonus, incentive compensation, pension, profit sharing or other employee benefit plan or arrangement;

         (f) suffered any material casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

         (g) lost any supplier or suppliers, which loss or losses, individually or in the aggregate, has or may have an adverse effect on its results of operations; or

         (h) lost any customer or customers, which loss or losses, individually or in the aggregate, has or may have an adverse effect on its results of operations.

         4.23     Intentionally Omitted.
                  ----------------------

         4.24 Leased Real Property. Upon the execution by Buyer and Seller of the Burlington Lease, Buyer shall be entitled to utilize the realty of Seller located at 1070 South Riverview Drive, Burlington, North Carolina (the "Leased Real Property") in the same manner as Seller, which use shall not result in the violation of any law or ordinance.

         4.25 Full Disclosure. All documents and other papers delivered by or on behalf of Seller in connection with this Agreement and the transactions contemplated hereby are true and complete in all material respects. No representation or warranty of Seller contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         5. Buyer represents and warrants to Seller as follows:

         5.1 Due Incorporation and Authority. Buyer is a corporation duly organized, validly existing under the laws of the State of North Carolina and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

         5.2 Authorization and Validity of Agreement. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and effectively authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer.

         5.3 No Approvals or Notices Required: No Conflict with Instruments to which Buyer is a Party. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under any provision of law applicable to Buyer, and will not require any consent, approval or notice under and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of Buyer's obligations under, or result in the creation of a lien, charge or encumbrance upon any of the properties, assets or business of Buyer pursuant to Buyer's charter or bylaws or any indenture, mortgage, deed of trust, lease, contract, instrument or other agreement, or any order, judgment or decree, to which Buyer is a party or by which Buyer or any of its properties or assets is bound.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

         6. The parties covenant and agree as follows:

         6.1 Conduct of Business. From the date hereof through the Effective Date, Seller shall conduct its Business in the ordinary course, consistent with past practice, and, without the prior written consent of Buyer, Seller will not take any action that would cause the representations and warranties contained in
Section 4.22 hereof not to be true and correct immediately after the taking of such action. From the date hereof through the Effective Date, Seller will conduct its business in such a manner so that the other representations and warranties contained in Article IV hereof, in addition to those contained in
Section 4.22, shall continue to be true and correct on and as of the Effective Date as if made on and as of the Effective Date.

         6.2 Maintenance of Assets: Casualty Loss. From the date hereof through the Effective Date, Seller will maintain its assets in customary repair, order and condition, reasonable wear and tear accepted, and, in the event of a casualty, loss or damage prior to the Effective Date to any of such assets for which Seller is insured, Seller will, at the option of Buyer, and subject to the requirements of any applicable loss payee or mortgagee clauses, either repair or replace such damaged assets or to transfer the proceeds of such insurance to Buyer on the Effective Date.

         6.3 Notice of Certain Events. Seller hereby agree to give Buyer prompt notice of (i) any event, condition or circumstances occurring from the date hereof through the Effective Date that would constitute a violation or breach of any representation, warranty or covenant of Seller contained in this Agreement, or (ii) any event, occurrence, transaction or other item which would have been required to have been disclosed in this Agreement or any Schedule or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof.

         6.4 Corporate Examinations and Investigations. Prior to the Effective Date, Buyer shall be entitled, through its employees, representatives and contractors, including, without limitation, Tuggle Duggins & Meschan, P.A., and Buyer's accountants to make such investigation of the assets, Facilities, properties, employees, business and operations of Seller, and such examination of the books, records and financial condition of Seller as it wishes; provided, however, that each such person or entity shall keep such information provided confidential. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Seller shall cooperate fully therein. No investigation by or on behalf of Buyer, however, shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller under this Agreement; provided, however, that Buyer agrees to inform Seller, in writing, prior to the Closing, of any information it may obtain which might cast doubt upon the accuracy of any representation or warranty of Buyer contained herein (hereinafter, a "Negative Disclosure"). In order that Buyer may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the business and affairs of Seller, Seller shall make available to the representatives of Buyer during such period all such information and copies of such documents concerning the affairs of Seller as such representatives may reasonably request, shall permit the contractors and representatives of Buyer access to the properties of Seller and all parts thereof and shall cause Seller's officers, employees, advisors, staff, consultants, agents, accountants and attorneys to cooperate fully with such contractors and representatives in connection with such review and examination.

         6.5 Expenses. The parties to this Agreement shall bear their own respective expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, brokers, representatives, counsel and accountants.

         6.6 Indemnification of Brokerage. Seller represents and warrants to Buyer that if a broker, finder, agent or similar intermediary has acted on behalf of Seller in connection with this Agreement or the transactions provided for herein, Seller shall be responsible for any brokerage commissions, finder's fees or similar fees or commissions payable with respect to this Agreement or such transactions based on any agreement, arrangement or understanding with Seller, or any action taken by Seller. Seller agrees to indemnify and save Buyer harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary employed by or on behalf of Seller, and to bear the cost of legal expenses incurred in defending against any such claim.

         Buyer represents and warrants to Seller that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with this Agreement or the transactions provided for herein based on any agreement, arrangement or understanding with Buyer, or any action taken by Buyer. Buyer agrees to indemnify and save Seller harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary employed by or on behalf of Buyer and to bear the cost of legal expenses incurred in defending against any such claim.

         6.7 Exclusive Dealing. From the date hereof through the Effective Date Seller agrees that it will not, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group, other than Buyer, concerning any purchase of any equity interest in Seller, or any merger, sale of substantial assets or similar transaction involving Seller.

         6.8 Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, lease or other Acquired Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which consent has not been obtained, this Agreement shall not constitute an agreement to assign such contract(s) if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best effort to obtain any such required consents as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights in an Acquired Asset in question so that Buyer would not acquire the benefit of all such rights, to the maximum extent permitted by law Seller shall act after the Closing as Buyer's agent in order to obtain for Buyer the maximum benefits thereunder and shall cooperate with Buyer and any other reasonable arrangement designed to provide such benefits to Buyer.

         6.9 Change in Name. As soon as practicable after the Closing, Seller shall amend its name to another name bearing no similarity to the name "G B Labels, Inc."

         6.10 Further Assurances. Each of the parties hereto shall execute such agreements, certificates, documents and other instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions hereof and the transactions provided for herein. Each such party shall use its best commercially reasonable efforts to fulfill or obtain the fulfillment of all conditions to the Closing. After the Closing, at Buyer's request Seller will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of any of the Acquired Assets, or to better enable Buyer to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

         6.11 Transfer Taxes. Seller will pay all sales, transfer and documentary taxes, if any, payable in connection with the sales to be made hereunder.

         6.12 Bulk Transfer Laws. Buyer hereby waives compliance by Seller with the provisions of any bulk transfer laws of any jurisdiction in connection with the sale of the Assets to Buyer. Seller shall indemnify and hold harmless Buyer against any and all liabilities which may be asserted by third parties against Buyer as a result of Seller's noncompliance with any such bulk transfer law.

         6.13 Sale Announcement. The parties hereto agree that upon the Closing of this transaction, the parties shall agree upon and issue a mutually acceptable announcement to be sent to all of Seller's customers.

         6.14 Printing Press. Seller agrees to be responsible for the cost of freight, and no other cost, associated with returning the printing press located in Hastings, Nebraska to Alamance County, North Carolina in its present disassembled condition (such press being included in the Acquired Assets).

         6.15 Future Business. Seller will use its best efforts to provide Buyer (directly and/or through the direction of business from customers of Seller for other products) with pressure sensitive flexo label business in an amount of not less than $200,000 per year for two (2) years following the Closing, and shall exclusively use Buyer to meet its pressure sensitive flexo label requirements for such two (2) year period.

         6.16     Intentionally Blank.
                  ----------------------

         6.17 Collection of Receivables. Buyer shall use all reasonable efforts to collect the Accounts Receivable during the first ninety (90) days after the Closing, and such efforts shall be no less than the efforts Buyer expends in the collection of other accounts receivable. Payments made to designated Accounts Receivable will be credited to such Accounts. In the event that an account debtor who is both the debtor with respect to an Account Receivable and with respect to an account generated with Buyer after the Closing, makes an unallocated payment of funds, such unallocated funds will be deemed to be made first on the oldest outstanding invoice (including Accounts Receivable). Any amount paid to Buyer which is a payment of an Account Receivable (including payments to any lockbox) or which is allocable to any of the Accounts Receivable pursuant hereto will be delivered by Buyer to Seller, in the form received, without delay.

         6.18 Interim Period Operations. During the period from the Effective Date through the Closing (the "Interim Period"), Buyer hereby engages Seller as its agent for the purpose of operating the Business for Buyer's account, and Seller accepts such engagement. During the Interim Period, Seller shall continue to occupy the Facilities, and shall use the Assets to produce and ship products. Buyer shall be responsible for (i) the reimbursement to Seller of any and all documented costs and expenses incurred by seller in such endeavor, computed in a manner consistent with Seller's past practices, and, (ii) to the extent applicable, the direct payment of any documented costs and expenses arising out of or related to Seller's Interim Period operations as may be charged to buyer's account, if any. Buyer shall reimburse Seller for the costs and expenses incurred by Seller as soon as practicable after receipt of Seller's invoices.


                                   ARTICLE VII
            CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE

         7. The obligation of Buyer to enter into and complete the Closing is subject, at the option of Buyer acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment on or prior to the Effective Date of the following conditions, any one or more of which may be waived by it:

         7.1 Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true on and as of the Effective Date, with the same force and effect as though made on and as of the Effective Date.

         7.2 Performance of Agreements. Seller shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with or Seller on or prior to the Effective Date.

         7.3 Certificates of Seller. Buyer shall have received a certificate, dated the Effective Date, of Seller to the effect set forth in Sections 7.1 and
7.2 above.

         7.4 Permits and Required Consents. All Permits and Required Consents necessary to operate the Business shall have been assigned to Buyer or obtained by Buyer and shall be in full force and effect.

         7.5 Opinions of Counsel to Seller. Buyer shall have received the opinion of Kohrman Jackson & Krantz P.L.L., counsel to Seller , dated the date of the Closing, addressed to Buyer, substantially in the form of Exhibit 7.5 attached hereto.

         7.6 No Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in the financial condition, results of operations, business or prospects of Seller.

         7.7 No Casualty. Since the date of this Agreement, no damage, destruction or loss, whether or not covered by insurance, adversely affecting in any material respect any of the properties or assets of Seller shall have occurred.

         7.8 Other Documents. Seller shall deliver to Buyer the following agreements or documentation:

         (a)      the Assumption Agreement;

         (b)      Non-Competition Agreements for Seller and Gibraltar;

         (c)      the Escrow Agreement;

         (d)      vehicle titles and Bill of Sale;

         (e)      Intentionally omitted;
                  ----------------------

         (f)      the Guaranty Agreement of Gibraltar;

         (g) A Certificate of Good Standing from the Secretaries of State of Delaware and North Carolina;

         (h)      the Burlington Lease;

         (i)      A Tax Certificate from the North Carolina Department of
                  Revenue; and

         (j) UCC termination statements terminating all liens and encumbrances on the Assets not being assumed hereunder.

         7.9 No Proceeding or Litigation. No action, suit, claim, proceeding or investigation before any federal or state court or any federal or state governmental or regulatory authority shall have been commenced, and no action, suit, claim or proceeding by any such governmental or regulatory authority shall have been threatened, against Seller seeking to restrain, prevent or change the transactions contemplated by this Agreement or seeking material damages in connection with any of such transactions.

         7.10 Employees. Through the Effective Date, Seller shall pay or accrue to all employees all due and proper allowances for wages, commissions, salaries, holiday and vacation pay, bonuses and past service claims; and shall have made and remitted (or will be holding in trust for the beneficiaries thereof and at the Closing shall make and remit) all proper deductions, remittances and contributions for employees' wages, commissions and salaries required of them under all contracts and statutes (including without limitation for health, hospital and medical insurance, group life insurance, pension plans, workmen's compensation, unemployment insurance, income tax, FICA taxes and the like) and, wherever required by such contracts and/or statutes, all proper deductions and contributions from its own funds for such purposes. Seller agrees to perform all reporting duties in respect of all such wages, commissions, salaries and other compensation and in respect of all such deductions and contributions. Buyer assumes no liability for any amounts which have been paid or should have been paid to or for the benefit of, or withheld from, any employee of Seller.

                                  ARTICLE VIII
            CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

         8. The obligation of Seller to enter into and complete the Closing is subject, at the option of Seller acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment on or prior to the Effective Date of the following conditions, any one or more of which may be waived by it:

         8.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true on and as of the Effective Date, with the same force and effect as though made on and as of the Effective Date.

         8.2 Performance of Agreements. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Effective Date.

         8.3 Certificates of Buyer. Seller shall have received a certificate, dated the Effective Date, of Buyer to the effect set forth in Sections 8.1 and
8.2 above.

         8.4 Opinion of Counsel to Buyer. Seller shall have received the opinion of Tuggle Duggins & Meschan, P.A., counsel to Buyer dated the date of the Closing, addressed to Seller, substantially in the form of Exhibit 8.4 attached hereto.

         8.5      Other Documents.  Buyer shall deliver to Seller the following
                  Agreements:

         (a)      the Assumption Agreement; and

         (b)      the Escrow Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 Survival of Representations and Agreements. Notwithstanding any right of Buyer fully to investigate the affairs of Seller and subject to the provisions of Section 6.4 related to Negative Disclosures, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement or in any certificate deliverable pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect thereafter subject however to the following:

         (a) All representations and warranties, of Seller and Buyer contained in this Agreement or made pursuant hereto shall terminate and expire one (1) year after the Effective Date and all covenants and agreements shall expire three (3) years after the Effective Date provided, however (i) the representations and warranties of Seller in respect of title to the Acquired Assets in Section 4.9 shall be unlimited as to duration and (ii) any indemnification claim related to Section
                  4.8 (Tax Matters), Section 4.16 (Environmental Compliance) and
                  Section 4.20 (Employee Benefit

                  Plans) shall expire upon the expiration of the applicable statute of limitations.

         (b) With respect to any matter as to which a Claims Notice (as defined in Section 9.4.1) is given prior to expiration of the applicable limitation period described in Section 9.1(a) above, any and all rights of a party hereto related to said Claims Notice shall continue in full force and effect and shall not terminate until final resolution of the matter in question.

         9.2 Obligation of Seller to Indemnify. Seller agrees to indemnify, defend and hold harmless Buyer (and its directors, officers, affiliates, successors and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss" or "Losses") based upon, arising out of or otherwise in respect of

         (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or in any agreement, certificate, document or other instrument delivered by Seller pursuant to this Agreement;

         (ii) any obligation, liability, action, claim, suit or proceeding arising out of any action or inaction by Seller or the operations or business of Seller or the Environmental Condition of the Facilities, prior to the Effective Date whether or not disclosed in this Agreement; or

         (iii) any claims made against Buyer or any of the Acquired Assets for violation of any applicable Bulk Sales statute.

Provided, however, except with regard to any payment which may be due Buyer from Seller under any of the Assumed Obligations, Seller shall have no indemnity obligation hereunder to Buyer with respect to any liability or obligation assumed by Buyer pursuant to the Assumption Agreement.

         9.3 Obligation of Buyer to Indemnify. Buyer agrees to indemnify, defend and hold harmless Seller (and its directors, officers, affiliates, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any agreement, certificate, document or other instrument delivered by Buyer pursuant to this Agreement.

         9.4   Notice and Opportunity to Defend.

         9.4.1 Notice of Asserted Liability. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to
Section 9.2 or 9.3 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

         9.4.2 Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability and seek repayment from the Indemnifying party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

         9.4.3 Disputes with Customers, Distributors, Sales Agents or Suppliers. Anything in Section 9.4.2 to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, sales agent or customer of Seller with respect to the business conducted by Seller prior to the Closing in connection with which Buyer may make a claim against Seller for indemnification pursuant to Section 9.2, Buyer shall give a Claims Notice with respect thereto but, unless Buyer and Seller otherwise agree, Buyer shall have the exclusive right at its option to defend any such matter subject to the duty of Buyer to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by Buyer without the prior consent of Seller, which consent shall not be unreasonably withheld. Seller shall have the right to recommend in good faith to Buyer proposals to compromise or settle claims brought by a supplier, distributor, sales agent or customer, and Buyer agrees to present such proposed compromise or settlements to such supplier, distributor or customer. All amounts required to be paid in connection with any such Asserted Liability under this
Section 9.4.3 shall be borne and paid by Seller . The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability.

                                    ARTICLE X
                            TERMINATION OF AGREEMENT

         10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

         (a) At the election of Seller if any one or more of the conditions to the obligation of Seller to close has not been fulfilled as of the scheduled Effective Date and such noncompliance shall not have been caused by Seller;

         (b) At the election of Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled as of the scheduled Effective Date and such noncompliance shall not have been caused by Buyer;

         (c) At the election of Seller, if Buyer has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Effective Date;

         (d) At the election of Buyer, if Seller has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Effective Date; or

         (e) At any time on or prior to the Effective Date, by mutual written consent of Seller and Buyer. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 10.2

         10.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of
Section 6.4 and Exhibit 6.4 (Confidentiality [tbd]), Section 6.5 (Expenses) and
6.6 (Indemnification of Brokerage). Nothing herein shall relieve either party for any willful breach of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Publicity. No publicity release or announcement concerning this Agreement or the transactions provided for herein shall be made without written advance approval thereof by Seller and Buyer.

         11.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, or sent by certified, registered or express mail, or sent by Federal Express (or similar overnight delivery service), postage or other charges prepaid. Any such notice shall be deemed given when so delivered personally, sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

         If to Buyer to:                                      With a copy to:
         JIT Manufacturing, Inc.                              TUGGLE DUGGINS & MESCHAN, P.A.

         PO Box 1339                                          H. Vaughn Ramsey
         Graham, North Carolina  27253                        228 West Market Street (27401)
                                                              Post Office Box 2888 (27402)
                                                              Greensboro, North Carolina
         Telephone:                                           Telephone: (910) 378-1431
         Facsimile:                                           Facsimile: (910) 274-1148



         If to Seller to:                                     With a copy to:
         Gibraltar Packaging Group, Inc.                      KOHRMAN JACKSON & KRANTZ
         P.L.L. G B Labels Division                           Alan M. Rauss, Esq.
         2000 Summit Avenue                                   1375 East Ninth Street, 20th Floor
         Hastings, NE 68901                                   Cleveland, OH 44114-1793
         Telephone: (802) 463-1366                            Telephone: (216) 696-8700
         Facsimile: (802) 463-1661                            Facsimile: (216) 621-6536

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         11.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions provided for hereby contain the entire agreement among the parties with respect to the purchase of certain assets described in Article I hereof and supersedes all prior agreements, written or oral, if any there be, with respect thereto.

         11.4 Waivers and Amendments: Non-Contractual Remedies: Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Buyer and Seller, or in the case of a waiver, by the party waiving compliance. No delay on the part of any part in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are exclusive of any rights or remedies that any party may otherwise have at law or in equity except rights and remedies in respect of claims for fraud. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         11.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina.

         11.6 Binding Effect; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and its respective personal representatives, heirs, successors and assigns; provided, however, that Seller may not assign its rights hereunder without Buyer's prior written consent.

         11.7 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         11.8 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by less than all, but together signed by all of the parties hereto.

         11.9 Schedules and Exhibits. The Schedules and Exhibits are a part of this Agreement as if fully set forth herein. All references herein to sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         11.10 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

         11.11 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         11.12 Venue/Jurisdiction. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of North Carolina, without giving effect to the conflict of laws rules thereof. Buyer and Seller hereby irrevocably submit to the jurisdiction of the courts of the State of North Carolina and the Federal courts of the United States of America located in the County of Guilford of the State of North Carolina in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a North Carolina State or Federal court. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.2, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                           G B LABELS, INC.


                                           By:  /s/ John W. Lloyd
                                              -----------------------------
                                               John W. Lloyd, Secretary


                                           JIT MANUFACTURING, INC.

                                           By:  /s/ David F. Laughlin
                                              -----------------------------
                                                David F. Laughlin, President